                          Schedule 14A

               Securities and Exchange Commission

                      Washington, DC  20549


   Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement       [ ] Confidential, for Use
                                          of the Commission Only
                                          (as permitted by Rule
                                           14a-6(e)(2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

            First Commonwealth Financial Corporation
        (Name of Registrant as Specified In Its Charter)

         Terry R. Bunton, Vice President/Administration
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
    14a-6(j)(2)or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange
    Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.

     3)  Filing party:

     4)  Date Filed:

            FIRST COMMONWEALTH FINANCIAL CORPORATION
          Old Courthouse Square, 22 North Sixth Street
                   Indiana, Pennsylvania 15701


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         April 20, 1996


TO THE SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of Shareholders of First Commonwealth Financial Corporation (the "Corporation") will be held at Folger Dining Hall, Indiana University of Pennsylvania, Indiana, Pennsylvania on Saturday, April 20, 1996, at 12:00 noon, local time, for the following purposes:

     1. To elect seven Directors to serve for terms expiring in 1999.

     2.   To adopt the Corporation's 1995 Compensatory Stock
          Option Plan.

     3.   To adopt the Corporation's Change In Control Agreement
          Program.

     4. To act on such other matters as may properly come before the meeting.

     Only shareholders of record as of the close of business on March 8, 1996 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The Annual Report to Shareholders for the year ended December 31, 1995, which includes consolidated financial statements of the Corporation, is enclosed.

     YOU ARE URGED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY
CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND
THE MEETING IN PERSON.  IF YOU ATTEND THE MEETING YOU MAY, IF YOU
WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                              By Order of the Board of Directors,



                              David R. Tomb, Jr.
                              Secretary

Indiana, Pennsylvania
March 18, 1996

                       FIRST COMMONWEALTH FINANCIAL CORPORATION
                     Old Courthouse Square, 22 North Sixth Street
                              Indiana, Pennsylvania 15701

                                    PROXY STATEMENT

                            ANNUAL MEETING OF SHAREHOLDERS

                                    April 20, 1996

                                  GENERAL INFORMATION

     The accompanying proxy is solicited by the Board of Directors of First Commonwealth Financial Corporation (the
"Corporation" or "FCFC") in connection with its Annual Meeting of Shareholders to be held on Saturday, April 20, 1996, 12:00 noon, local time, and any adjournments thereof.

     If the accompanying proxy is duly executed and returned, the shares of Common Stock, par value $1.00 per share (the "Common Stock"), of the Corporation represented thereby will be voted and, where a specification is made by the shareholder as provided therein, will be voted in accordance with that specification. A proxy may be revoked by the person executing it at any time before it has been voted by notice of such revocation to David R. Tomb, Jr., Secretary of the Corporation.

     The three persons named in the enclosed proxy have been selected by the Board of Directors and will vote shares represented by valid proxies. They have indicated that, unless otherwise specified in the proxy, they intend to vote to elect as Directors the seven nominees listed on page 6.

     The Board of Directors has no reason to believe that any of the nominees will be unable to serve as Directors. In the event, however, of the death or unavailability of any nominee or nominees, the proxy to that extent will be voted for such other person or persons as the Board of Directors may recommend.

     The proxies also intend to vote in favor of adoption of the Corporation's 1995 Compensatory Stock Option Plan and the Change in Control Agreement Program. These plans are described on pages
19 through 26.

     The Corporation has no knowledge of any other matters to be presented at the meeting. In the event other matters do properly come before the meeting the persons named in the proxy will vote in accordance with their judgment on such matters.

     The approximate date on which this proxy statement is first to be mailed to the shareholders of the Corporation is March 18, 1996. The cost of the solicitation of proxies will be paid by the Corporation. In addition to the solicitation of proxies by the use of the mails, management and regularly engaged employees of the Corporation may, without additional compensation therefor, solicit proxies on behalf of the Corporation by personal interviews, telephone, telegraph or other means, as appropriate.



The Corporation will, upon request, reimburse brokers and others who are only record holders of the Corporation's Common Stock for their reasonable expenses in forwarding proxy material to, and obtaining voting instructions from, the beneficial owners of such stock.

     As of the close of business on March 8, 1996, there were 22,436,628 shares of Common Stock issued and 22,276,126 shares were outstanding. Three million (3,000,000) shares of Preferred Stock have been authorized; however, none of the preferred shares is outstanding. Only shareholders of record as of the close of business on March 8, 1996 are entitled to receive notice of and to vote at the Annual Meeting.

     Shareholders are entitled to one vote for each share held on all matters to be considered and acted upon at the Annual Meeting. The Articles of Incorporation of the Corporation do not permit cumulative voting. An affirmative vote of a majority of the shares present and voting at the meeting is required for approval of all items being submitted to the shareholders for their consideration. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, but are not counted for purposes of determining whether a proposal has been approved.

     The Corporation conducts business through three banking subsidiaries: First Commonwealth Bank ("FCB") doing business as NBOC Bank ("NBOC"), Deposit Bank ("Deposit"), Central Bank ("Central"), Cenwest Bank ("Cenwest"), First Bank of Leechburg ("Leechburg"), Peoples Bank ("Peoples"), Peoples Bank of Western Pennsylvania ("Peoples of W. PA"), and Unitas Bank ("Unitas"); Reliable Savings Bank, PaSA, a sole subsidiary of Reliable Financial Corporation ("Reliable"); and First Commonwealth Trust Company ("FCTC"); and through Commonwealth Systems Corporation ("CSC"), a data processing subsidiary. The Corporation also jointly owns Commonwealth Trust Credit Life Insurance Company ("CTCLIC"), a reinsurer of credit life and accident and health insurance. FCB, Reliable and FCTC are herein collectively called the "Subsidiary Banks."

                         COMMON STOCK OWNERSHIP BY MANAGEMENT

     The Corporation is not aware of any person who, as of March 8, 1996, was the beneficial owner of more than 5% of the Common Stock, except FCTC as more fully described below. The following table sets forth information concerning beneficial ownership by all directors and nominees, by each of the executive officers named in the Summary Compensation Table on page 10 (the "Summary Compensation Table") and by all directors and executive officers as a group.


                            Amount and nature of           Percent of
Name                       Beneficial Ownership(1)           Class
E. H. Brubaker               10,186 (2)                       *

Sumner E. Brumbaugh         132,288 (2) (3)                   *

Edward T. Cote              101,400 (5)                       *

Thomas L. Delaney            28,489                           *

Clayton C. Dovey, Jr.        23,134                           *

Ronald C. Geiser             18,873 (3)                       *

Johnston A. Glass            22,395 (3)                       *

A. B. Hallstrom              11,296 (3)                       *

Thomas J. Hanford            24,129                           *

H. H. Heilman, Jr.           22,000                           *

David F. Irvin               63,598                           *

William R. Jarrett            1,862 (3)                       *

David L. Johnson             10,192 (2)                       *

Robert F. Koslow             17,748 (2) (3)                   *

Dale P. Latimer             670,779 (3) (5) (8)              3.00%

Joseph E. O'Dell             27,668 (2) (4) (9)               *

Joseph W. Proske             13,025 (2) (3)                   *

Charles J. Szewczyk         272,138                          1.22%

Gerard M. Thomchick          23,146 (2) (3) (4)               *

David R. Tomb, Jr.          313,024 (2) (3) (4) (5) (6)      1.40%

E. James Trimarchi          342,243 (2) (3) (4) (5) (6) (7)  1.53%

Robert C. Williams           13,476 (3) (10)                  *

All directors and         1,690,154                          7.56%
executive officers
as a group (25
persons)

 (1) Under regulations of the Securities and Exchange Commission, a person who has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Unless


     otherwise indicated in the other footnotes below, each director has sole voting power and sole investment power over the shares indicated opposite his name in the table, and a member of a group has sole voting power and sole investment power over the shares indicated for the group.


 (2) Does not include the following shares held by spouses, either individually or jointly with other persons, as to which voting and investment power is disclaimed by the director or officer: Mr. Brubaker, 31,193; Mr. Brumbaugh, 132; Mr. Johnson, 876; Mr. Koslow, 1,947; Mr. O'Dell, 1,889;
     Mr. Proske, 31,530; Mr. Thomchick, 2,975; Mr. Tomb, 264; Mr. Trimarchi, 20,000; and all Directors and executive officers as a group, 90,806.

 (3) Includes the following shares held jointly with spouses, as to which voting and investment power is shared with the spouse: Mr. Brumbaugh, 15,400; Mr. Geiser, 14,364; Mr. Glass, 12,304; Mr. Hallstrom, 8,046; Mr. Koslow, 10,090; Mr. Latimer, 17,723; Mr. Proske, 1,600; Mr. Thomchick, 2,734; Mr. Tomb, 31,846; Mr. Trimarchi, 8,482; Mr. Williams, 7,112, and all Directors and executive officers as a group 129,610.

 (4) Includes 15,000 shares held by Atlas Investment Company, of which Messrs. O'Dell, Thomchick, Tomb and Trimarchi are each
     25% owners and as to which they share voting and investment power.

 (5) Includes 101,000 shares owned by Berkshire Securities Corporation. Berkshire is a Pennsylvania corporation organized in 1976 for the purpose of acquiring and holding the securities of Pennsylvania banks. The officers, directors or stockholders of Berkshire include Messrs. cote, Latimer, Tomb and Trimarchi, each of whom is an officer or director of the Corporation, among others. The shares were acquired by Berkshire when its shares of Dale National Bank (now Cenwest) were converted into shares of the Corporation as a result of the Dale merger in 1985. Each of the foregoing persons may be deemed to share voting and investment power of these shares.

 (6) Includes 159,438 shares held by County Wide Real Estate,
     Inc., of which Messrs. Tomb and Trimarchi are each 50% owners and as to which they share voting and investment power.

 (7) Includes 29,652 shares held by family interests of which Mr.
     Trimarchi exercises sole voting and investment power.


 (8) Includes 100,903 shares held by the R&L Development Company
     Pension & Profit Sharing Plan of which Mr. Latimer is
     Trustee.

 (9) Mr. O'Dell became a member of the Board of Directors on October 17, 1994.


(10) Mr. Williams became a member of the Board of Directors on the occasion of the merger of Unitas National Bank into the Corporation in September 1994.

     As of February 29, 1996, FCTC, acting in a fiduciary capacity for various trusts and estates, including the Corporation Employee Stock Ownership Plan ("ESOP"), and the Corporation 401(k) Retirement Savings and Investment Plan ("401(k) Plan") held an aggregate of 2,024,035 shares of Common Stock (9.1% of the outstanding shares). Of these shares, FCTC had sole voting power with respect to 555,461 shares, shared voting power with respect to 1,468,574 shares, had sole investment power with respect to 500,982 shares and shared investment power with respect to 1,523,053 shares. FCTC votes the shares over which it has voting power and, where voting power is shared, shares are voted by FCTC in consultation with the other persons having voting power.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission (the "Commission") an initial report of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Executive officers, directors and greater than ten percent shareholders are required by Commission regulation to furnish the Corporation with copies of all Section 16(a) forms which they file. The Corporation is aware of two late filings with respect to one transaction by Mr. Brumbaugh and one transaction by Mr. Hanford in 1995. In making this disclosure, the Corporation has relied solely on written and oral representations of its directors, executive officers and greater than ten percent shareholders and copies of the reports they have filed with the Commission.

                                 ELECTION OF DIRECTORS

     Article 10 of the By-Laws of the Corporation provides that the number of Directors shall be not less than 3 nor more than
25. The Board of Directors has, in accordance with the By-Laws, fixed the number of directors at 21 (three classes of seven directors each).

     A successor for the vacancy in the class of directors whose terms expire in 1997 occurring on the resignation of John I.
Whalley, Jr. for personal reasons in March 1995 has not been named.

     As of March 8, 1996, each director and nominee for election as a director of the Corporation owned beneficially the number of shares of Common Stock set forth in the preceding table. The information in the table and the footnotes thereto is based upon data furnished to the Corporation by, or on behalf of, the persons named or referred to in the table.


     Seven Directors will be elected at the Annual Meeting to serve for terms of three years expiring with the Annual Meeting of Shareholders in 1999. Each Director elected will continue in office until a successor has been elected. If any nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee. The names of the nominees for Directors and the names of Directors whose terms of office will continue after the Annual Meeting are listed in the following table.

     Information about the nominees, each of whom is presently a member of the Board of Directors, and about the other directors whose terms of office will continue after the Annual Meeting, is set forth in the table below. The nominees and other directors have held the positions shown for more than five years unless otherwise indicated.

                                        Principal Occupation or
                         Director       Employment; Other
Name                      Since         Directorships; Age

Nominees for a Term Ending in 1999:
Sumner E. Brumbaugh      1992           Chairman of the Board of
                                        Central; President,
                                        Brumbaugh Insurance
                                        Group; Age 67

Edward T. cote           1984           Associate, The Wakefield
                                        Group (Investment
                                        Banking); and Director of
                                        New Mexico Banquest
                                        Investors Corp. (NMB);
                                        Age 59

Clayton C. Dovey, Jr.    1985           Chairman of the Board of
                                        Cenwest; Age 71

Johnston A. Glass        1986           President of NBOC; Age 46

Dale P. Latimer          1984           President, R & L
                                        Development Company
                                        (heavy construction);
                                        Director of FCB; and NMB;
                                        Age 65

Joseph E. O'Dell         1994           President and Chief
                                        Executive Officer of the
                                        Corporation, President
                                        and Chief Executive
                                        Officer of FCB, Director
                                        of FCB, FCTC and CSC;
                                        Age 50


Nominees for a Term Ending in 1999:  (Continued)
David R. Tomb, Jr.       1983           Partner, Tomb and Tomb
                                        (attorneys-at-law);
                                        Senior Vice President,
                                        Secretary and Treasurer
                                        of the Corporation;
                                        Director of FCB, FCTC,
                                        CSC and CTCLIC; Age 64

Continuing Directors Whose Terms End in 1997:

E. H. Brubaker           1984           Chairman of the Board of
                                        Deposit; Age 65

A. B. Hallstrom          1986           Chairman, Hallstrom
                                        Construction Inc.; Age 67

Thomas J. Hanford        1984           Private Investor,
                                        Director of First United
                                        Bancorp (BANCORP); Age
                                        57

H. H. Heilman, Jr.       1985           Partner, Heilman &
                                        McClister (attorneys-at-
                                        law); Age 79

Charles J. Szewczyk      1990           (pronounced and sometimes
                                        known as Charles J.
                                        Sheftic) Chairman of the
                                        Board of Peoples;
                                        Managing Partner of
                                        County Amusement Co.
                                        (real estate holdings);
                                        Age 67

Robert C. Williams       1994           President of Unitas; Age
                                        52

Continuing Directors Whose Terms End in 1998:

Thomas L. Delaney        1984           Private Investor;
                                        Director of Deposit;
                                        Director of BANCORP; Age
                                        65

Ronald C. Geiser         1985           Retired, formerly
                                        President and Director of
                                        Cenwest; Age 66

David F. Irvin           1984           Sole Owner, The
                                        Irvin/McKelvy Company
                                        (sales and engineering
                                        for mining and industrial
                                        services); Age 77


Continuing Directors Whose Terms End in 1998: (Continued)
David L. Johnson         1984           Retired; formerly Vice
                                        President and Corporate
                                        Secretary, Pennsylvania
                                        Manufacturers'
                                        Corporation (insurance
                                        holding company); Age 66

Robert F. Koslow         1993           Chairman of the Board of
                                        Peoples of W. PA; Age 60


Joseph W. Proske         1984           Vice President-
                                        Engineering, Stackpole
                                        Magnetic Systems, Inc.
                                        (manufacturer of magnetic
                                        components); Director of
                                        CSC; Age 59

E. James Trimarchi       1982           Chairman of the Board of
                                        the Corporation; Director
                                        of FCB, FCTC, CTCLIC, and
                                        NMB; Age 73

Board Committees

     During 1995 there were 4 meetings of the Board of Directors of the Corporation. All directors attended at least 75% of the total number of meetings of the Board of Directors of the Corporation and all committees of which they were members.

     The Board of Directors of the Corporation has established three standing committees: Executive, Audit, and Executive
Compensation. The Board has no standing Nominating Committee.

     When the Board of Directors is not in session, the Executive Committee, which is comprised of Messrs. Trimarchi (Chairman), Tomb (Secretary), Brubaker, Brumbaugh, Delaney, Geiser, Glass, Heilman, Latimer, O'Dell and Szewczyk possesses and exercises all the powers of the Board, except for matters which are required by law to be acted upon by the full Board. The Executive Committee considers major policy matters and makes reports and recommendations to the Board. The Committee met 4 times in 1995.

     The Audit Committee is comprised of Messrs. Latimer (Chairman), Hallstrom, Irvin, cote and Proske and reviews the internal auditing procedures and controls of the Corporation and its subsidiaries. The Audit Committee also reviews reports of examinations of the Subsidiary Banks received from state and federal regulators, as well as reports from internal and external auditors. The Audit Committee formally reports to the full Board of Directors its evaluations, conclusions and recommendations with respect to the condition of the Corporation, the Subsidiary Banks and CSC and the effectiveness of their policies, practices and controls. The Committee met 4 times in 1995.


     The Executive Compensation Committee is comprised of Messrs.
Johnson (Chairman), cote, Irvin and Latimer. The Committee met four times in 1995. (See Report of the Executive Compensation
Committee.)

     The By-Laws of the Corporation require that any shareholder who intends to nominate or cause to have nominated any candidate for election to the Board of Directors (other than a candidate proposed by the Corporation's then existing Board of Directors) must notify the Secretary of the Corporation in writing not less than 120 days in advance of the date of the Corporation's proxy statement released to its shareholders in connection with the previous year's annual meeting of shareholders called for the election of directors (for the 1996 meeting of shareholders, such notification must have been received by the Secretary on or before November 28, 1995). Such notification must contain (to the extent known by the notifying shareholder) the name, address, age, principal occupation and number of shares of the Corporation owned by each proposed nominee; the name, residence address and number of shares of the Corporation owned by the notifying shareholder; the total number of shares that, to the knowledge of the notifying shareholder, will be voted for each proposed nominee; a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the shareholder; such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and the written consent of each nominee, signed by such nominee, to serve as a director of the Corporation if so elected. The Board of Directors as a whole would consider nominations submitted by a shareholder if submitted in accordance with the By-Laws and otherwise in time for such consideration.

                               COMPENSATION OF DIRECTORS

     Directors who currently serve in a management capacity at FCFC or serve in an affiliate management capacity are compensated at the rate of $1,000 per quarterly meeting attended. Other Directors are compensated at the rate of $1,500 per quarterly meeting attended as well as payment of an annual retainer of $7,500. Committee members receive $200 per committee meeting attended.


                          COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information regarding compensation received by the Chief Executive Officer and the remaining four most highly compensated named executive officers of the Corporation.

                              SUMMARY COMPENSATION TABLE
                                   Annual Compensation

Name and                                            All Other
Principal Position          Year  Salary1   Bonus   Compensation2

E. James Trimarchi          1995 $354,000   $   -0-   $21,038
Chairman of the Board       1994  329,500    20,500    19,481
of First Commonwealth       1993  311,800       -0-    21,006
Financial Corporation

Joseph E. O'Dell            1995  324,000    32,000    20,331
President and Chief         1994  197,000    19,700    15,472
Executive Officer of        1993  185,400       -0-    21,190
First Commonwealth
Financial Corporation

Gerard M. Thomchick         1995  205,000    20,000    21,038
Sr. Executive Vice          1994  174,700    16,960    19,481
President and Chief         1993  161,200       -0-    17,800
Operating Officer of
First Commonwealth
Financial Corporation

Johnston A. Glass           1995  184,488    33,941    21,038
President of NBOC           1994  169,706       -0-    19,481
Bank                        1993  162,500       -0-    19,120

William R. Jarrett          1995  154,000    25,000     8,482
Sr. Vice President of       19943  81,570       -0-       -0-
First Commonwealth
Financial Corporation

1 Includes compensation for services on boards and committees of the Corporation.

2 Includes the matching and automatic contribution by the Corporation to the individual's account in the Corporation's 401(k)
Plan as well as the allocation of shares to the individual's account in the ESOP.

3  Employment began on 4-15-94.

Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following report and the Performance Graph on page 16 shall not be incorporated by reference into any such filings.


                    REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

TO:  Board of Directors

     The following is a report by the Executive Compensation Committee of the Board of Directors of First Commonwealth Financial Corporation. The objectives of the report are to provide shareholders with an explanation of the overall executive compensation philosophy, strategies and specific compensation plans.

EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee is comprised of four
(4) non-employee and independent directors selected from the Board of Directors of First Commonwealth Financial Corporation.
The Committee met four times in 1995.

     The Committee seeks to achieve and maintain a position of "equity" with respect to balancing the interests of the shareholder with those of the executive officers.

     Throughout 1995, the Executive Compensation Committee followed a formal Executive Compensation Program which is illustrated, in part, by the following performed tasks:

     1. Researching peer group compensation activities to ensure both consistency and competitiveness in the composition of the Corporation's executive compensation program.

     2. Ongoing refinement, documentation, and administration of the Corporation's compensation system for executives.

     3. Evaluating current and proposed components of the Corporation's executive compensation program to ensure consistency with its philosophy on executive compensation.

     4. Ensuring that all regulatory requirements pertaining to executive compensation are met.

     Executive officers of the Corporation may, at the request of the Committee, be present at meetings of the Committee for input and discussion purposes. However, the executive officers have no direct involvement with the decisions of the Executive Compensation Committee, nor do they have a vote in any issues addressed by the Committee. Consultants and other independent advisors may also be utilized by the Committee from time to time in a similar manner.

Each meeting of the Executive Compensation Committee is documented in the form of minutes and submitted to the Board of Directors.


EXECUTIVE COMPENSATION PHILOSOPHY AND POLICY

     The written executive compensation philosophy expresses the attitude of the Board of Directors toward such issues as participation, relevant peer comparisons and plan design; as such, it represents an important part of the Executive Compensation Program. The philosophy provides guidance to the deliberations of the Executive Compensation Committee and, within the overall objectives of equity and regulatory compliance, acts as a standard against which plan performance may be measured.

     The Executive Compensation Program is structured to foster decisions and actions which will have a strongly positive impact on the Corporation's long-term performance. For this reason, participation in the programs administered by the Executive Compensation Committee is limited to those executives who have the greatest opportunity to affect the achievement of the Corporation's long-term strategic objectives.

     As part of the overall Program, the compensation philosophy defines what the organization will pay for various skills and abilities based upon criteria such as job worth and competitive comparisons. The Executive Compensation Committee has established the following parameters for the pay philosophy under the 1995 Program:

     1. An overall Program that is not complex and may be readily communicated and easily understood by participants and shareholders.

     2. Base salary that is at least at the fiftieth percentile of the competitive rate for the position as defined by selected peer group information.

     3. Base salary adjustments which maintain external competitiveness.

     4. Performance-based compensation adjustments which are subjective and discretionary on the part of the Executive Compensation Committee. These discretionary adjustments will be made while taking into consideration factors such as performance versus budget and return on shareholder equity.

     5. Utilization of IRS "qualified" plans whenever they are in the best interests of both the executive officer and the Corporation.

     The Executive Compensation Committee utilized several factors to define an appropriate competitive peer group including the type of company from which executive talent might be recruited, a logical geographical region, organizational size and structural complexity, organizational performance, and the ability to identify and make relevant comparisons of executive officer positions in terms of responsibilities and performance.


     The 1995 peer group was structured utilizing this methodology and philosophy and, in the opinion of the Committee, represents a fair and reasonable standard against which executive pay may be compared. The peer group included Pennsylvania commercial banks and bank holding companies of asset sizes and characteristics similar to those of the Corporation and its affiliates.

EXECUTIVE COMPENSATION PROGRAMS

     The primary components of the Corporation's Executive Compensation Program are base salaries and base benefits. Base salaries are assessed by taking into account the position responsibilities and competitive salary data as generally defined by comparable peer group information from similarly sized banks and bank holding companies within Pennsylvania. Executive officer compensation was set to correspond within the overall range of the peer group data. Program participants are also eligible to partake in the normal benefit programs available to employees of the Corporation and its affiliates. In addition, executive officers of the Corporation may be granted cash bonuses in recognition of their individual and collective contributions to the performance of the Corporation. These bonus awards are subjective and discretionary on the part of the Executive Compensation Committee. Also, executive officers may participate in the Executive Officer Loan/Stock Purchase Plan which provides for corporate sponsored loans at market rate for the purchase of the Corporation's common stock.

     With respect to performance-based compensation, affiliate and partner bank Presidents were eligible to participate in the 1995 Affiliate/Partner Bank Presidents Incentive Compensation Plan. The two-tiered plan provides incentives of up to 25% of base pay. The first tier of the Plan provides for half of the incentive to be awarded when each individual participating President has successfully led his/her affiliate or partner bank to the attainment of its targeted annual budget which is tied to the Corporation's profitability. The second tier provides for some or all of the balance of the incentive to be awarded to each participating President based upon individual contributions of varying nonquantitative Corporate objectives such as the successful implementation of recommended programs and products.

     With further respect to performance-based compensation, the Executive Compensation Committee has worked with outside consultants during 1995 to evaluate the inclusion of a stock option plan and change in control agreement program as new parts of a comprehensive executive compensation program. The conclusions and recommendations of the Executive Compensation Committee in this regard have been subsequently discussed.


CHIEF EXECUTIVE OFFICER COMPENSATION

     In January, 1995, Joseph E. O'Dell was appointed President and Chief Executive Officer, a position previously held by E. James Trimarchi, Chairman of the Board. Immediately prior to this appointment, Mr. O'Dell was the Senior Executive Vice
President and Chief Operating Officer.   All totaled, Mr. O'Dell
has more than three decades of service with the organization.

     For 1995, Mr. O'Dell's annual base salary was set at $320,000, which was within the peer group's range of compensation for this position. In 1995, he also received a 10% cash bonus for accomplishments in 1994.

     In 1995 the Corporation embarked on a five (5) year strategic plan developed by Mr. O'Dell entitled "PLAN 2000" which will lead the organization into the next century. Under Mr. O'Dell's leadership, a number of basic tenets identified in "PLAN 2000" were initiated in 1995. This included the consolidation of eight affiliate banks into one state-chartered bank -- First Commonwealth Bank; the consolidation of non-customer contact functions such as marketing, accounting, and human resources; and the introduction of traditional products with unique components which are intended to foster long-term relationships between the organization and its customers.

     Simultaneously with the implementation of "PLAN 2000", the stock price increased by 30% while dividends increased by more than 14%.

     In addition, the ongoing introduction and implementation of technological systems continued throughout the organization in order to improve organization efficiency and effectiveness.

     In 1995, Mr. O'Dell was an eligible participant in the Corporation's 401(k) Plan and ESOP. As such, he received contributions from the Corporation to both plans in 1995.

1995 EXECUTIVE COMPENSATION ACTIONS

     In its ongoing effort to maintain an equitable and competitive Executive Compensation Program, the Executive
Compensation Committee undertook a number of actions in 1995, the most significant of which are:

     1.   The development and recommendation of a Compensatory
          Stock Option Plan which was approved by the Board of Directors and is now awaiting shareholder approval.

     2.   The development and recommendation of a Change-in-
          Control Program which was approved by the Board of Directors and is now awaiting shareholder approval.

     3. A continuation of its ongoing gathering and analysis of competitive information from a selected group of Pennsylvania peer banks and bank holding companies.


     A detailed discussion of both of the first two items listed above is contained later in this Proxy.

Submitted by the Executive Compensation Committee:

David L. Johnson, Chairman                            David Irvin
Edward T. Cote                                    Dale P. Latimer


                                   PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Corporation's Common Stock against the cumulative total return of the S&P 500 Index and an Index for Pennsylvania Bank Holding Companies with assets between one and three billion dollars including F.N.B. Corporation, First Western Bancorp Inc., Fulton Financial Corp., USBANCORP Inc., S&T Bancorp Inc. and Susquehanna Bancshares Inc. for the five years commencing
January 1, 1991 and ending December 31, 1995.

                           Cumulative Five Year Total Return
                     First Commonwealth vs. S&P 500 and Peer Group

                       1990    1991    1992    1993    1994   1995
Peer Group Index      100.00  132.00  191.00  233.23  223.80 323.20

First Commonwealth
Financial Corporation 100.00  103.74  156.77  187.05  147.77 197.26

S&P 500 Index         100.00  126.31  131.95  141.25  139.08 186.52























  Assumes that the value of the investment in FCFC Common
  Stock and each index was $100 on January 1, 1991 and that all dividends were reinvested.


                           EXECUTIVE COMPENSATION COMMITTEE
                         INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Compensation Committee consists of Messrs. Johnson, Cote, Latimer and Irvin. No member was an officer or employee of the Corporation during 1995 nor has ever been a former officer or employee of the Corporation or a subsidiary during 1995. Further, during 1995, no executive officer of the Corporation served on a compensation committee (or other board committee performing equivalent functions) or Board of Directors of any entity related to the above named Committee members or of any entity of one of whose executive officers served as a director of the Corporation.


INTERESTS OF NOMINEES, DIRECTORS AND OFFICERS IN CERTAIN
TRANSACTIONS

     Mr. Brumbaugh serves as Chairman of the Board and Chief Executive Officer of Central Bank pursuant to an employment agreement for a period of 7 years, commencing May 1, 1992 and ending April 30, 1999. The agreement provides that Mr. Brumbaugh shall serve in an executive capacity and shall be the Chairman of the Board of Directors of Central and shall also perform such services for FCFC as from time to time are requested. As compensation to Mr. Brumbaugh for all services rendered to Central and to FCFC as an officer, director or member of any committee of Central or any of FCFC's subsidiaries or affiliates, FCFC has agreed, in addition to director's fees and committee meeting fees, to pay or cause Central to pay to Mr. Brumbaugh a salary at an annual rate of $100,000, which sum shall be adjusted upward at the annual rate of 5%. Should Mr. Brumbaugh retire, thereafter he shall be paid his retirement compensation for the remaining term of the agreement at an annual rate of $50,000, adjusted upwards annually for cost of living at the rate of 5%. Should Mr. Brumbaugh die at any time during the agreement, in lieu of the foregoing payments, FCFC shall pay his wife the sum of $25,000 per year if she is living at the time each payment is made. As a part of the agreement and for a period of ten years thereafter, Mr. Brumbaugh will not engage in any competing business within 10 miles of any of the banking facilities of the Corporation or solicit any of their then-existing customers.

     Mr. Koslow serves as Chairman of the Board of Peoples Bank of W. PA under an employment agreement with Peoples extending to July 19, 1998. The agreement provides that Mr. Koslow will serve in such executive capacity as may be designated from time to time by the Board of Directors. As compensation to Mr. Koslow, Peoples agrees to pay him a minimum annual salary equal to the annual salary in effect on July 20, 1988, such annual salary to be subject to annual review for possible increase. If Mr. Koslow's employment is terminated other than for cause, he is entitled to be paid annually in equal monthly amounts, for the greater of two years or the remaining term of the agreement, the annual salary and bonus paid to him for the full calendar year immediately preceding the year in which such termination occurs, plus the insurance premiums provided in a split dollar life insurance agreement between Peoples of W. PA and Mr. Koslow. If

there is a change in control of Peoples of W. PA, such minimum annual salary shall be increased on January 1 of each year thereafter by an amount equal to the percentage increase in the Consumer Price Index for the preceding calendar year. If there is a change of control of Peoples and thereafter Mr. Koslow's responsibilities are changed without his consent, Mr. Koslow is entitled to resign within twelve months of such change of control, in which case he is entitled to receive annually in equal monthly amounts, for the greater of three years or the remaining term of the agreement, but not beyond his age 65, the annual salary and bonus paid to him for the full calendar year immediately preceding such resignation, plus the split dollar life insurance premiums. As part of the agreement, Mr. Koslow has agreed that during the term of his employment and for a period of 10 years thereafter, he will not engage in any business in competition with Peoples or any of its subsidiaries within 20 miles of any of their banking facilities or solicit any of their then existing customers.

     In November 1986, Unitas entered into a Supplemental Executive Benefit Agreement with Robert C. Williams, President of Unitas, which provides Mr. Williams with certain benefits in the event of a change in control. Should Mr. William's employment with Unitas be terminated pursuant to a change in control, Unitas shall make payment to him for services in an amount equal to his last full regular monthly compensation prior to the change in control for a period of 36 months following the change in control. A termination pursuant to a change in control may occur with a merger, consolidation, acquisition, reorganization, sale of assets or significant stock acquisition of Unitas. The compensation payable upon a change in control is unfunded and would be paid out of general assets of Unitas or its successor if they became payable.

     During 1995, David R. Tomb, Jr., attorney-at-law, and the law firm of Tomb and Tomb of which Mr. Tomb is a partner performed legal services for the Corporation, NBOC and CSC. Mr.
Tomb is a Director and executive officer of the Corporation. The fees paid for services during 1995 were $70,038.


                             APPROVAL OF THE CORPORATION'S
                            1995 COMPENSATORY STOCK OPTION
                                         PLAN

     At the 1996 Annual Meeting, the shareholders will be requested to approve the Corporation's 1995 Compensatory Stock Option Plan, (the "Option Plan") which was approved by the Executive Compensation Committee during 1995 and recommended by them for adoption by the Corporation's Board of Directors. The Board of Directors subsequently adopted the Option Plan subject to approval of the Plan by the Corporation's shareholders. A description of the Option Plan, together with a discussion of the considerations relating to its adoption, is presented below. The Board of Directors recommends that the shareholders vote "FOR" the adoption of the Option Plan.

DESCRIPTION OF THE OPTION PLAN

     The Executive Compensation Committee ("the Committee") and the Board of Directors are concerned with enhancing shareholder value by providing an incentive to the executive officers of the Corporation to achieve long term growth and profitability of the Corporation through the diligence, loyalty and dedication of its key executives. Accordingly, the Committee has worked with outside consultants to design a plan that maximizes the following goals, consistent with the general executive compensation philosophy and policy of the Corporation:

     1. The plan should provide an opportunity for executives to purchase an equity interest in the Corporation and increase that interest over time. This magnifies the commonality of interest between executives and shareholders in promoting the long term growth of the Corporation and thus enhances shareholder value and minimizes agency cost.

     2. The plan should be consistent with the practices of the Corporation's peer group and should generally be competitive with the other members of the peer group.

     3. The plan should be designed so that it would only provide a reward to executives to the extent that such reward is earned, as measured by long-term appreciation in the Corporation's stock.

     4. Within the above criteria, the plan should take maximum advantage of opportunities permitted by tax law and accounting standards to minimize both expense and cash flow to the Corporation while maximizing the incentive provided to the executives involved.

     The Committee and the Board of Directors believes that the Option Plan meets these goals. For example, all of the companies included in the designated competitive peer group have stock option plans, except one company which has a phantom stock bonus plan. The plan is also designed to consist primarily of incentive stock options, taking maximum advantage of the special tax benefits provided by such options under Sections 421 and 422 of the Internal Revenue Code.


     The principal features of the Option Plan are summarized below. Such summary, however, is qualified in its entirety by the full text of the Option Plan, which is set forth as Exhibit A to this proxy statement.

General

     The purposes of the Option Plan are to encourage eligible employees of the Corporation and its subsidiaries to increase their efforts to make the Corporation and each subsidiary more successful, to provide an additional inducement for such employees to remain with the Corporation or a subsidiary and to reward such employees by providing an opportunity to acquire shares of the Corporation's Common Stock on favorable terms. The officers of the Corporation or the Subsidiary Banks, as well as any employee holding a position of similar responsibility, are eligible to be granted stock options under the Option Plan; provided that in no event shall any person who actually or beneficially owns more than 10% of the outstanding shares of the Corporation's Common Stock be eligible to be granted stock options under the Option Plan.

     The aggregate number of shares of the Corporation's Common Stock which may be issued under the Option Plan is 1,000,000 shares, subject to proportionate adjustment in the event of stock dividends, stock splits and similar events. The maximum number of shares as to which stock options may be granted and as to which shares may be awarded under the Option Plan to any one employee during the life of the Option Plan is 250,000 shares, subject to proportionate adjustment as set forth in the immediately preceding sentence. No stock options may be granted under the Option Plan subsequent to October 15, 2005.

     If any stock option granted under the Option Plan is cancelled or terminates or expires without having been exercised in full, the number of shares subject to the stock option will again be available for purposes of the Option Plan. The shares of the Corporation's Common Stock which may be issued under the Option Plan may be either authorized but unissued shares or treasury shares or partly each.

Administration

     The Committee has the power to interpret the Option Plan and to prescribe rules, regulations and procedures in connection with the operation of the Option Plan. All questions of interpretation and application of the Option Plan, or as to grants or awards under the Option Plan, are subject to the determination of the Committee, which will be final and binding.

     The Committee has full authority, in its discretion, to grant awards under the Option Plan and to determine the employees to whom awards will be granted, when such awards will be granted and the number of shares to be covered by each award. In determining the eligibility of any employee, as well as in determining the number of shares to be covered by an award, the Committee may, in its discretion, consider such factors as it may deem relevant.


Stock Options

     The Committee has authority, in its discretion, to grant incentive stock options (stock options qualifying under Section 422 of the Internal Revenue Code (the "Code")). However, any such stock options granted in excess of the amount permitted by, or otherwise fails to meet the requirements under, Section 422 of the Code shall be considered nonstatutory stock options (stock options not qualifying under Section 422 of the Code).

     The option price for each stock option will be equal to the composite closing price of the Common Stock on the date of grant or on the most recently preceding date on which trading occurred, as the case may be. On March 8, 1996, the composite closing price was $18.50. The option price for each stock option will be payable in full in cash at the time of exercise.

     Each stock option will be exercisable at such time or times as the Committee, in its discretion, determines, except that no stock option will be exercisable after the expiration of ten years from the date of grant and no stock option may be exercised prior to its being vested. A stock option to the extent exercisable at any time may be exercised in whole or in part.
The vesting date for any stock option shall be no less than six months and no more than five years from the date of grant. In addition, the Committee may incorporate performance criteria into any stock option, requiring a specific percentage increase in the market price of the Common Stock from the date of grant before such option shall vest.

     Stock options shall vest upon the death or disability (defined as physical or mental infirmity resulting in the optionee's inability to continue employment for at least
12 months in a position similar to the position held prior to the disability). Such options will be exercisable within three months after the optionee's death or termination due to disability, as the case may be. If the optionee retires after completing 10 or more years of employment with the Corporation and attaining age 60, and such optionee does not thereafter become employed by any entity in competition with the Corporation, then all outstanding stock options held will be exercisable by the optionee (but only to the extent exercisable immediately prior to the termination of employment) within three months after the date of retirement. If the employment of the optionee terminates for any reason other than retirement, death or disability, all outstanding stock options held by the optionee at the time of the termination of employment will terminate.

     In the event that any person or group of persons acting in concert shall acquire legal or beneficial ownership of, or voting rights with respect to, 25% or more of the Common Stock, all outstanding stock options shall become immediately vested.


     For incentive stock options, the aggregate fair market value (determined on the date of grant) of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under all plans of the Corporation and any subsidiary may not exceed $100,000. In the event the $100,000 limitation is violated, such incentive stock options will as a result be converted in whole or in part into nonstatutory stock options.

     No stock option granted under the Option Plan will be transferable other than by will or by the laws of descent and distribution. Stock options granted under the Option Plan may be exercised during an optionee's lifetime only by the optionee.

     Subject to the foregoing and the other provisions of the Option Plan, stock options granted under the Option Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as are determined, in its discretion, by the Committee. The grant of each stock option, setting forth the terms and conditions of each stock option grant, will be set forth in a stock option agreement between the Corporation and the optionee.

Acceleration by the Committee

     The Committee may, in its sole discretion, in the event of a merger, liquidation, consolidation or dissolution of the Corporation, accelerate the termination date of any stock option granted under the Option Plan, provided that such acceleration shall nevertheless provide a reasonable time for the optionee to exercise such option.

Miscellaneous

     The Board of Directors may amend or terminate the Option Plan at any time, provided that without the approval of the holders of a majority of Common Stock no amendment of the Option Plan may (i) increase the total number of shares which may be issued under the Option Plan, (ii) materially modify the requirements as to eligibility for participation in the Option Plan, (iii) remove the administration of the Option Plan from the Committee, (iv) allow any member of the Committee to participate in the Option Plan during such membership, (v) cause any stock options issued under the Option Plan to fail to qualify as "incentive stock options" as defined in Section 422 of the Code or (vi) cause the Option Plan to fail to comply with the rules and regulations promulgated under Section 16(b)(3) of the Securities Exchange Act of 1934. No amendment or termination of the Option Plan may, without the written consent of the holder of an outstanding grant or award under the Option Plan, adversely affect the rights of such holder with respect thereto.

Section 16(b) of the Securities Exchange Act of 1934

     Under Section 16(b) of the Securities Exchange Act of 1934, directors and officers of the Corporation are liable to the Corporation for any profits realized by them on the purchase and sale (or sale and purchase) of any shares of Common Stock within

any period of less than six months. A person need only be a director or officer of the Corporation at the time of the first transaction. The grant of a stock option will not be deemed a purchase of Common Stock for Section 16(b) purposes unless the shares acquired upon exercise are disposed of within six months from the date of grant. The exercise of a stock option will be considered a purchase for Section 16(b) purposes only if on the date of exercise the fair market value of the shares acquired is less than the option price.

Withholding

     The Corporation has the right to deduct from any payment hereunder which may be due to any optionee any federal, state or local income tax withholding as it may deem required by law.

Federal Income Tax Consequences

     The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of awards under present law.

     Incentive Stock Options. An optionee will not recognize any taxable income upon receipt of an incentive stock option or, generally, at the time of exercise of an incentive stock option. The exercise of an incentive stock option generally will result in an increase in an optionee's taxable income for alternative minimum tax purposes.

     If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent "disqualifying disposition", upon disposition of the shares any amount realized in excess of the optionee's tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. If, however, the shares are disposed of in a "disqualifying disposition," the difference between the fair market value of the shares received on the date of exercise and the option price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee's tax basis in the shares) will be treated as compensation received by the optionee in the year of such "disqualifying disposition". Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term depending on whether the shares were held for more than one year. Under proposed regulations, special rules apply in determining the compensation income recognized upon a "disqualifying disposition" if, in certain limited circumstances, the optionee is subject to Section 16(b) of the Securities Exchange Act of 1934. For the purposes of these rules, a "disqualifying disposition" is, generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to the optionee.

     The Corporation will not be entitled to a deduction with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a "disqualifying disposition." If an amount is treated as compensation received

by an optionee because of a "disqualifying disposition," the Corporation generally will be entitled to a corresponding deduction in the same amount for compensation paid.

     Nonstatutory Stock Options. An optionee will not recognize any taxable income upon receipt of a nonstatutory stock option. Upon exercise of a nonstatutory stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price will be treated as compensation received by the optionee in the year of exercise. Upon a subsequent sale or taxable exchange of the shares acquired upon exercise of a nonstatutory stock option, an optionee will recognize long-term or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares. Special rules will apply upon the exercise of a nonstatutory stock option in certain limited circumstances by an optionee who is subject to Section 16(b) of the Securities Exchange Act of 1934.

     The Corporation generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

     Other Tax Matters. The exercise by an awardee of a stock option following a change of control event as defined in the Option Plan, in certain circumstances, may result in a 20% Federal excise tax (in addition to Federal income tax) to the awardee on certain payments of Common Stock resulting from such exercise.

OPTION PLAN BENEFITS

     No options have been granted under the Option Plan and no options will be granted unless, and until, the Plan is approved by the shareholders at its 1996 annual meeting. If the Plan is approved by the shareholders, information concerning grants and exercises of stock options under the Option Plan will be set forth each year in the Proxy Statement as such grants and exercises occur.

                            APPROVAL OF THE CORPORATION'S
                          CHANGE IN CONTROL AGREEMENT PROGRAM

     Subject to approval and ratification by the shareholders at their 1996 annual meeting, the Board of Directors, at the recommendation of the Committee, has authorized the Corporation to enter into change in control agreements with substantially all of the executive officers of the Corporation and certain other key employees. The Committee has been authorized to determine which of the executives of the Corporation and its partner banks the Corporation will enter into change in control agreements with.

     Except as described below, all of the agreements are identical in all material respects. The term "change in control" is defined as the acquisition of 25% or more of the legal or beneficial interest, or voting rights, of the Common Stock of the Corporation by any one person or group of persons acting in

concert within the meaning of Section 13(d) of the Securities
Exchange Act of 1934 and the regulations of the Securities and Exchange Commission issued thereunder.

     If, within one year following the occurrence of a change in control, the employer involuntarily terminates the employment of the executive (other than for cause as defined below), substantially reduces the executive's title, responsibilities, power or authority, reduces the executive's base compensation, assigns duties which are inconsistent with previous duties, or undertakes similar actions, a severance benefit equal to one year's base compensation (payable in twelve monthly installments) will thereupon be payable to the former executive. Health insurance and other principal employee benefits will be continued during that one year period. If the former executive enters into competitive employment during the one year period, severance payments will cease. Cause for termination shall arise if the executive commits a felony resulting in, or intended to result in, monetary harm to the Corporation, its customers, or affiliates, or if the executive intentionally fails to perform his duties for 30 consecutive days following written notice from the Corporation that such duties are not being performed.

     The agreement with Mr. O'Dell, the President and Chief Executive Officer of the Corporation, provides for severance payments to be made if the employer involuntarily terminates the employment of the executive (other than for cause as defined above), or undertakes similar action as described above, within three years of a change in control (rather than one year as described above for other agreements). Furthermore, Mr. O'Dell's agreement provides a severance benefit equal to three year's compensation (payable in thirty-six monthly installments) with continuation of health insurance and other principal employee benefits during that period. In addition, Mr. O'Dell may also trigger the payment of severance benefits (in the same amount and under the same conditions described above) by voluntarily terminating employment within one year following a change in control. However, the voluntary termination provision will no longer be available once Mr. O'Dell attains normal retirement age under any of the Corporation's regular retirement plans.

     The agreement with Mr. Thomchick, Senior Executive Vice President of the Corporation, is identical to Mr. O'Dell's agreement in all material respects except that severance payments are triggered only if the involuntary termination of employment or other triggering event occurs within two years of the change in control and the total severance benefit in his case is equal to two year's compensation (payable in twenty-four monthly installments).

     The Board of Directors recommends the approval of the Change
In Control Agreement Program for several reasons:

     1. Shareholder value is maximized by securing the disinterested efforts of its senior executives unaffected by potential, or actual, conflicts of interest that may result from a change in control.


     2. Use of such agreements is consistent with the practices of a significant majority of the Corporation's competitive peer group.

     3. The agreements provide a significant incentive for the executives not to engage in competitive employment during the period for which severance benefits are being paid, thus protecting and enhancing shareholder value following any change in control.

SHAREHOLDER VOTE

     The change in control agreements will become null and void unless approved and ratified by the shareholders at the 1996 annual meeting. If approved by the shareholders, the Executive Compensation Committee will also be authorized to direct the Corporation to engage in similar agreements with executives in similar positions to those described above. The Board of Directors recommends that the shareholders vote "FOR" the approval and ratification of the Change In Control Agreement Program.

                                      ACCOUNTANTS

     Grant Thornton LLP was selected by the Board of Directors to serve as the Corporation's independent certified public accountant for its 1994 and 1995 fiscal years. Jarrett.Stokes & Co. had served as independent auditor for FCFC or NBOC from 1978 through 1993. The Board of Directors also has selected Grant Thornton LLP as the Corporation's independent certified public accountant for the 1996 fiscal year. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he desires to do so, and to respond to appropriate questions.

                                     ANNUAL REPORT

     A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1995 is enclosed with this Proxy
Statement.

     A COPY OF THE CORPORATION'S FORM 10-K ANNUAL REPORT FOR 1995 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO: DAVID R. TOMB, JR., SECRETARY/TREASURER, BOX 400, INDIANA, PENNSYLVANIA 15701.


                                 SHAREHOLDER PROPOSALS

     Proposals of Corporation shareholders intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Secretary of the Corporation not later than November 19, 1996 in order to be considered for inclusion in the Corporation's proxy statement for that meeting.


                                       EXHIBIT A

                       FIRST COMMONWEALTH FINANCIAL CORPORATION

                          1995 COMPENSATORY STOCK OPTION PLAN

                                       Article I
                                        Purpose

     The purpose of this 1995 Compensatory Stock Option Plan (the "Plan") is to encourage stock ownership by certain executive employees (in accordance with Article III hereof) of First Commonwealth Financial Corporation, a bank holding corporation organized and existing pursuant to the laws of the Commonwealth of Pennsylvania, and with its principal place of business in Indiana, Pennsylvania, and its subsidiaries and affiliates (hereinafter collectively referred to as the "Corporation") so that they may acquire a proprietary interest in the success of the Corporation. The term "subsidiaries and affiliates" shall have the same meaning as the term "subsidiary corporation" is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code") and shall include any such subsidiaries and affiliates which may become such after the adoption of this Plan. This Plan is intended to provide an incentive for the maximum effort in the successful operation of the Corporation and to encourage covered executives of the Corporation to remain in the employ of the Corporation. It is further intended that the options granted pursuant to this Plan shall constitute "incentive stock options" within the meaning of Section 422 of the Code, to the extent permitted by said Section 422, and that any such stock options granted pursuant to this Plan which is in excess of the amount permitted by said Section 422, or which otherwise fails to meet the requirements for an incentive stock option pursuant to said section shall be considered as a non-qualified stock option.

                                      Article II
                                    Administration

     This Plan shall be administered by the Executive Compensation Committee (the "Committee") of the Board of Directors of First Commonwealth Financial Corporation. Pursuant to the by-laws of First Commonwealth Financial Corporation and the rules of the Board of Directors, such Committee shall consist exclusively of "disinterested directors" as that term is defined in the rules and regulations of the Securities and Exchange Commission issued pursuant to Section 10(b) of the Securities Exchange Act of 1934, as amended.

     The Committee shall have the specific authority and power to:

(a). Determine which of the eligible employees of the Corporation (as determined pursuant to Article III hereof) shall be granted options, when such options shall be granted, the number of shares of the common stock of First Commonwealth Financial Corporation that is subject to each option and the terms and conditions of each such option;
(b). Prescribe, and amend from time to time, rules and regulations for administering this Plan; and


(c). Decide any questions arising as to the interpretation or application of any of the provisions of this Plan.

     The determination of the Committee as to any of these matters shall be final and binding upon all parties and entities whomsoever and shall be reported to the Board of Directors of First Commonwealth Financial Corporation in accordance with the by-laws of said First Commonwealth Financial Corporation and the rules of the Board of Directors pertaining thereto.

                                      Article III
                                  Eligible Executives

     The persons who shall be eligible to receive options pursuant to the terms of this Plan shall be (a) all officers of First Commonwealth Financial Corporation, (b) all officers of any subsidiary or affiliate of First Commonwealth Financial Corporation which is a bank and (c) all executives of any subsidiary or affiliate of First Commonwealth Financial Corporation which is not a bank, who, in the opinion of the Committee, hold positions of authority and responsibility equal to that hereinabove described. In no event shall any person have any right to receive a stock option under this Plan by virtue of being an eligible executive in accordance with this Article.

     A grantee of an option under this Plan (an "Optionee") may hold more than one option hereunder, each such option to constitute an independent right to purchase the shares of common stock of First Commonwealth Financial Corporation under the terms and conditions applicable thereto. Notwithstanding any other provision of this Plan, no executive otherwise eligible hereunder shall be a person eligible to receive options under this Plan if he then actually or beneficially owns common stock representing more than ten percent (10%) of the total issued and outstanding common shares of First Commonwealth Financial Corporation; providing, further that any such ownership shall be determined after incorporating the attribution rules of Section 318 of the Code, and the regulations thereunder.

                                      Article IV
                        Stock To Be Sold Pursuant To This Plan

     The stock to be sold to an Optionee upon the exercise of his option granted under this Plan shall be the common stock of First Commonwealth Financial Corporation ($1.00 par value) which may be either authorized but unissued shares or issued shares held in, or hereinafter acquired for, the treasury of First Commonwealth Financial Corporation. The aggregate number of shares of such common stock for which options may be granted hereunder may not exceed one-million (1,000,000) shares, and the aggregate number of shares for which options may be granted and held by any one person hereunder may not exceed two- hundred fifty-thousand (250,000) shares. In the event that any outstanding option under this Plan expires without being exercised, or is canceled in accordance with the terms of this Plan, the shares of common stock subject to such options may again be subject to an option under this Plan.


     First Commonwealth Financial Corporation shall not be required, or permitted, to deliver any shares pursuant to the exercise of an option under this Plan if such delivery would subject First Commonwealth Financial Corporation, the Optionee or any other person to any penalty or forfeiture (whether civil or criminal) under the securities laws of the United States or of any state or territory thereof, or of any foreign country. The Committee in its sole discretion shall determine the registration and other legal requirements applicable thereto.

                                       Article V
                            Terms And Conditions Of Options

     Each option granted under this Plan shall be evidenced by an agreement in writing which shall be subject to such amendment and modification from time to time as the Committee shall deem necessary to comply with applicable laws or regulations, and which shall contain, in such form and with such other provisions as the Committee shall from time to time determine, provisions which shall comply with the following terms and conditions:

(a). The Number of Shares - Each option shall state the number of shares of common stock of First
Commonwealth Financial Corporation which shall be subject to the option.
(b). Exercise Price - Each option shall state the exercise price per share of common stock of First
Commonwealth Financial Corporation, which price shall be equal to the composite closing price of said common stock on the date of the granting of the option, but if there shall be no composite price at the close of the market on that day because trading in that security shall have been suspended or for other reasons, then the composite price at the close of trading on the last day immediately prior thereto in which such price exists shall be used.
(c). Medium and Time of Payment - Each option shall state that the exercise price shall be payable in United States dollars upon the exercise of the option, and the exercise of any option and delivery of the shares sold to the Optionee pursuant to the terms of the option shall be contingent upon the payment by the Optionee of the full exercise price to First
Commonwealth Financial Corporation.
(d). Term During Which Option May Be Exercised - Each option shall provide that it may not be exercised prior to said option being vested (as hereinafter provided), nor may such option be exercised at all subsequent to a date which shall be the tenth anniversary of the date that such option was granted, and any such option not exercised by said tenth anniversary shall expire at that time. Such option shall expire on said tenth anniversary even if it had never become vested prior thereto.
(e). Vesting of Options - The Committee shall decide with respect to each option whether such option shall incorporate performance criteria vesting or not. With respect to those options that the Committee has decided shall not incorporate performance criteria vesting, each such option shall provide that it shall be vested

on a date which the Committee shall determine, such date being not less that six (6) months from the date of such grant nor more than five (5) years from such date; provided that said option shall only be vested on such date if the Optionee continued in the employment of the Corporation from the date that the option was granted to the vesting date so established. With respect to each such option that the Committee has decided shall include performance criteria vesting, each such option shall provide that it shall be vested on a date which the Committee shall determine, such date being not less than six (6) months from the date of such grant nor more than five (5) years from such date; provided that such option shall only be vested on such date if the Optionee continued in the employment of the Corporation from the date that the option was granted to the vesting date so established, and then only if, on such date, the ratio of (i) the composite price at the close of trading of the stock which is subject to the option on such date to (ii) the exercise price per share of stock for such option shall not be less than such amount as is prescribed by the Committee with respect to that option. Each such option shall further provide that if on that date the aforesaid ratio shall be less than the amount prescribed by the Committee, the option shall be vested on the first date thereafter that the ratio of (i) the composite price at the close of trading of the stock which is subject to the option to (ii) the exercise price per share of stock for such option shall not be less than such amount as is prescribed by the Committee with respect to the option.
(f).  Maximum Value of Stock With Respect To Which
Options Are Exercisable For The First Time In Any
Calendar Year - Each option shall provide that in the event that the aggregate exercise price of all options hereunder which are exercisable hereunder for the first time by an Optionee during any one calendar year plus the fair market value (determined at the time that the option is granted) of stock with respect to which options are exercisable under all other incentive stock option plans of the Corporation shall exceed one-hundred-thousand dollars ($100,000), the options with respect to such excess shall be treated as options which are not incentive stock options, but are non-qualified stock options. For this purpose, options shall be taken into account in the order in which they were granted, designating the earliest of such options as incentive stock options to the maximum extent permitted by the rule herein stated. In the case of an option that is to be treated in part as an incentive stock option and in part as a non-qualified stock option, First Commonwealth Financial Corporation may designate the shares of common stock that are to be treated as stock acquired pursuant to the exercise of an incentive stock option by issuing a separate certificate for such shares (or by separately recording such shares on the book entry records of the transfer agent) and by identifying the certificate or the book entry shares as incentive stock option shares in the

stock transfer records of First Commonwealth Financial
Corporation.
(g). Transfer of Option - Each option shall provide that such option (or any part thereof) shall not be transferable either by the Optionee or by operation of law during the Optionee's lifetime and at said
Optionee's death said option (or any part thereof) shall only be transferable by said Optionee's will or by the laws of descent and distribution. Any such option (or any part thereof) may be exercisable during the lifetime of the Optionee only by the Optionee. Any option, and any and all rights granted to the Optionee thereunder, to the extent not theretofore effectively exercised shall automatically terminate and expire upon any sale, transfer or hypothecation or any attempted sale, transfer or hypothecation of any such option (or any part thereof), or upon the bankruptcy or insolvency of the Optionee.
(h). Vesting on Death or Disability - Each option shall provide that notwithstanding the vesting requirements otherwise contained therein, such option shall be vested upon the death of the Optionee or upon his becoming totally disabled. For this purpose "totally disabled" shall be defined as a physical or mental infirmity, injury or disease that in the opinion of the Committee based upon objective medical evidence, prevents the Optionee from engaging in employment with the Corporation in a position similar to the Optionee's position with the Corporation prior to so becoming disabled for a period of at least twelve (12) months from the date of onset of such disability.
(i). Termination of Employment - Each option shall provide that it may not be exercised by an Optionee subsequent to his termination of employment with the Corporation, except as otherwise hereinafter stated in this subsection, but in any event specifically subject to the provisions of sections (d) and (e) of this
Article V. Said option shall therefore provide that solely to the extent provided herein, it may be exercised after the optionee's termination of employment, to wit:

(i).  Upon Retirement - Options granted under
the Plan and otherwise exercisable may be exercised within three (3) months after the Optionee retires from the employ of the Corporation. For this purpose, "retirement" means only the termination of employment of the Optionee with the Corporation after both
(a) having completed at lease ten (10) years of employment with the Corporation and (b) having attained the age of sixty (60), provided that the Optionee shall not thereafter become employed, or intend to become employed, by any employer in competition with the Corporation, and said
Optionee provides such assurances to the Committee, and enters into such agreements as the Committee may request, as is satisfactory

to the Committee with respect to the future intent of the Optionee.
(ii).  Upon Disability - Options granted
under this Plan and either otherwise
exercisable or exercisable as a result of such disability may be exercised within three
(3) months after the Optionee terminates his employment with the Corporation because of disability. For this purpose a "disability" means a physical or mental infirmity, injury or disease that, in the opinion of the Committee, prevents the Optionee from engaging in employment with the Corporation in a position similar to the Optionee's position with the Corporation prior to so becoming disabled for a period of at least twelve (12) months from the date of onset of such disability.
(iii).  Upon Death - Options granted under
this Plan and otherwise exercisable or
exercisable as a result of such death may be exercised by the legal representatives of the Optionee's estate or the legatees or distributees as provided by law within three
(3) months after the death of an Optionee who was entitled, on his date of death, to exercise an option or options as herein provided.

(j). Acceleration - Each option shall provide that the Committee may, in its sole discretion, in the event of the merger, consolidation, dissolution or liquidation of First Commonwealth Financial Corporation, accelerate the expiration date of any option, but the Committee shall not thereby shorten the remaining exercise period to such an extent that it no longer gives Optionees who are then entitled to exercise their options a reasonable period to do so.
(k). Rights As A Shareholder - Each option shall provide that an Optionee shall have no rights as a shareholder with respect to any shares covered by any of said Optionee's options until the date that said
Optionee exercises such options as herein provided and delivers to First Commonwealth Financial Corporation full payment therefore. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date on which the exercise of the option is to be effective, except for the provisions to prevent dilution in the case of stock dividends, in accordance with Article VII hereof.
(l). Documents To Be Delivered To Optionees - Each option shall provide that upon the grant of an option to an Optionee, there shall be delivered to the Optionee a prospectus describing the options granted hereunder, the common shares which are subject to the option and such other information as may be required by the securities laws and regulations of the United
States, any state or territory thereof or any foreign country.


(m).  Compliance With Securities Exchange Act of 1934,
As Amended - Each option shall provide that, notwithstanding anything to the contrary, an option shall always be granted and exercised in a manner so as to conform to the provisions of Rule 16b-3, or any replacement rule, adopted pursuant to the provisions of the Securities Exchange Act of 1934, as amended from time to time.
(n). Other Provisions - Each option shall further contain such provisions as the Committee shall determine, including, without limitation, restrictions upon the exercise of the option, and, in any event, shall include such provisions, limitations and restrictions as shall be necessary or advisable to cause such option to be an incentive stock option to the maximum extent permitted by law pursuant to Section
422 of the Code.

                                      Article VI
                                  Notice of Intent To
                                   Exercise Options

     An Optionee desiring to exercise an option granted hereunder, as to one or more of the shares subject to such option, shall notify the Committee in writing to that effect, specifying the number of shares to be purchased, in a form satisfactory to the Committee.

                                      Article VII
                                     Antidilution

     If any stock dividend shall be declared upon the common stock of First Commonwealth Financial Corporation, or if said stock shall be subject to a stock split, subdivision or consolidation, or if the common stock shall be recapitalized or First Commonwealth Financial Corporation reorganized, then, in each such event, the aggregate number of shares of such common stock for which options may be granted hereunder, the number of shares otherwise subject to the option, the class of shares and the issuing corporation shall all be adjusted as necessary to be equivalent, to the maximum possible extent, to such shares prior to any such transaction.

     The grant of an option pursuant to the Plan shall not affect in any way the right or power of First Commonwealth Financial Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, liquidate or sell any part or all of its business or assets.

                                     Article VIII
                          Expiration and Termination Of Plan

     Options may be granted under the Plan at any time until terminated by the Board of Directors, provided, however this Plan shall in any event terminate by the sixteenth day of October, 2005, which is ten years from the date of its adoption by the Board of Directors, if not terminated prior thereto.


                                      Article IX
                                   Change In Control

     Notwithstanding any other provision of this Plan, each option shall provide that upon the occurrence of a "change in control" each option then outstanding shall be and become vested as of the date of occurrence of such "change in control." For this purpose, a "change in control" shall have occurred if, at any time, any person or group of persons acting in concert (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations of the Securities and Exchange Commission promulgated thereunder) shall acquire legal or beneficial ownership interest, or voting rights, in twenty-five percent (25%) or more of the common voting stock of First Commonwealth Financial Corporation.

                                       Article X
                                 Amendment of the Plan

     The Board of Directors may, at any time and from time to time, without the consent of any other party including the holders of the common shares of First Commonwealth Financial Corporation, amend this Plan in any respect whatsoever or suspend or discontinue this Plan. However, notwithstanding the previous sentence, no such amendment may be made with respect to options already granted prior to the effective date of such amendment or with respect to any shares of the common stock of First Commonwealth Financial Corporation then subject to an option as herein provided. Furthermore, no such amendment shall be made, nor shall any decision to suspend or discontinue this Plan be made to the extent prohibited by law in any respect.
Furthermore, any such amendment which has the effect of (a) increasing the number of shares of common stock of First Commonwealth Financial Corporation (except to the extent required by Article VII hereof) which are subject to options pursuant to this Plan, (b) changing the designation of the class of executives or employees of the Corporation eligible to receive grants of options as herein provided, (c) removing the administration of the Plan from the Committee (d) allowing any member of Committee to be eligible to receive a grant of an option pursuant to this Plan while serving as a member of said Committee, or (e) changing the Plan in any manner that will cause options issued hereunder to then fail to meet the requirements of "incentive stock options" as defined in Section 422 of the Code (except to the extent required by section (f) of Article V hereof) or which will result in a failure to comply with Section 16(b)(3) of the Securities Exchange Act of 1934, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder shall not become effective unless, and until, such amendment shall be approved by the holders of a majority of the outstanding common shares of First Commonwealth Financial Corporation, in accordance with the charter and by-laws of said First Commonwealth Financial Corporation and applicable legal requirements.

                                      Article XI
                                  Granting of Options

     The granting of any option pursuant to this Plan shall be entirely in the discretion of the Committee and nothing herein

contained shall be considered to give any eligible executive or other person any right to participate under this Plan or to receive any option under it. The granting of an option shall impose no duty upon the Optionee to exercise any such option or to purchase any of the common or other stock of First Commonwealth Financial Corporation.

     Neither the adoption and maintenance of this Plan nor the granting of an option pursuant to this Plan shall be deemed to constitute a contract of employment between the Corporation and any employee thereof or to be a condition of the employment of any person. Nothing herein contained shall be deemed to (a) give to any employee the right to be retained in the employ of the Corporation, (b) interfere with the right of the Corporation to discharge or make redundant any employee at any time, (c) give to the Corporation the right to require any employee to remain in its employ or (d) interfere with any employee's right to terminate his employment at any time.

                                      Article XII
                               Governmental Regulations

     This Plan and the granting and exercise of any options hereunder and the obligations of First Commonwealth Financial Corporation to sell and deliver shares of its common stock under any such option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

                                     Article XIII
                              Proceeds From Sale of Stock

     Proceeds received by First Commonwealth Financial
Corporation from the sale of any of its common shares to any Optionee pursuant to the terms of an option shall be for the general business purposes of the First Commonwealth Financial
Corporation.

                                      Article XIV
                                Reporting Requirements

     The Committee shall furnish each Optionee hereunder with such information relating to the exercise of any option granted hereunder to said Optionee as is required by the Code and applicable securities laws of the United States and any state or territory thereof.

                                      Article XV
                               Approval of Shareholders

     This Plan shall be void and of no effect, and no option granted hereunder shall be exercisable but rather such option shall be void ab initio to the same extent and purpose as if it was never granted unless this Plan shall be approved and ratified by the holders of a majority of the outstanding shares of the common stock of First Commonwealth Financial Corporation not later than one (1) year after its adoption by the Board of Directors of First Commonwealth Financial Corporation, in accordance with the charter and by-laws of said First


Commonwealth Financial Corporation and applicable legal requirements.

                                      Article XVI
                                    Interpretation

     The terms of this Plan are intended to conform to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of incentive stock options under Section 422 of the Code, and the Plan is to be interpreted consistent with such intent. All terms in the masculine gender shall include the feminine, and all terms in the singular shall include the plural, and the converse, in all cases in which they would so apply. The headings have been inserted for convenience of reference only and are to be ignored in any interpretation of this Plan or any option issued pursuant hereto.

     IN WITNESS WHEREOF, and as conclusive evidence of the adoption of this 1995 Compensatory Stock Option Plan of First Commonwealth Financial Corporation by the Board of Directors of First Commonwealth Financial Corporation, we, the undersigned officers of First Commonwealth Financial Corporation, being duly authorized, have set our hands and seals this________day of_______________, 1995.

Recommended by the Executive Compensation Committee to the Board of Directors at a meeting of said Committee held on the sixteenth day of October, 1995.


Adopted by the Board of Directors at a meeting of said
Board held on the seventeenth day of October, 1995.



     (Corporate Seal)    FIRST COMMONWEALTH FINANCIAL CORPORATION




     Attest:             By
                           Joseph E. O'Dell
                           President and Chief Executive Officer



      Secretary

                       FIRST COMMONWEALTH FINANCIAL CORPORATION
                     Old Courthouse Square, 22 North Sixth Street
                              Indiana, Pennsylvania 15701

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                    April 20, 1996

Dear Shareholder:

The Annual Meeting of Shareholders of First Commonwealth
Financial Corporation will be held at Folger Dining Hall, Indiana
University of Pennsylvania, Indiana, PA on Saturday, April 20,
1996 at 12:00 noon, local time for the following purposes:

     1. To elect seven Directors to serve for terms expiring in 1999.

     2.   To adopt, approve and ratify the Corporation's 1995
          Compensatory Stock Option Plan.

     3. To adopt, approve and ratify the Corporation's Change in control Agreement Program.

     4. To act on such other matters as may properly come before the Meeting.

Only holders of Common Stock of First Commonwealth Financial
Corporation of record at the close of business on March 8, 1996 will be entitled to vote at the meeting or any adjournment thereof.

To be sure that your vote is counted, we urge you to complete and sign the proxy/voting instruction card below, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. Directions to Folger Dining Hall are on the reverse side.

                  Detach Proxy Card Here

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


1. Election of the following FOR all nominees WITHHOLD AUTHORITY*EXCEPTIONS
   nominees as Directors to  listed below     to vote for all
   serve for terms ending in                  nominees listed
   1999.                                      below

Nominees: Sumner E. Brumbaugh, Edward T. Cote, Clayton C. Dovey, Jr., Johnston A. Glass, Dale P. Latimer, Joseph E. O'Dell and David R. Tomb, Jr. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions

2.  Proposal to adopt, approve and ratify    3.  Proposal to adopt, approve
    the Corporation's 1995 Compensatory          the Corporation's Change
    Stock Option Plan.                           in control Agreement
                                                 Program.

    FOR      AGAINST            ABSTAIN         FOR      AGAINST   ABSTAIN

                                                    Change of Address and
                                                    or Comment Mark Here

Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. For joint accounts each joint owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer, giving your full title as such. If a partnership, please sign in name by authorized person, giving your full title as such.

Date:________________________________________, 1995

_____________________________________________ (Seal)
                Signature
_____________________________________________ (Seal)
         Signature if held jointly

Please Sign, Date, and Return the Proxy Promptly Using the Enclosed
Envelope
                                             Votes must be indicated   x
                                             (x) in Black or Blue ink.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                 FIRST COMMONWEALTH FINANCIAL CORPORATION
       ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 20, 1996

      This Proxy is Solicited on Behalf of the Board of Directors of
                 First Commonwealth Financial Corporation

     The undersigned shareholder of First Commonwealth Financial Corporation ("the Corporation") hereby appoints Edward Bratton, Mary Lee Sheftic and John T. Tague, and each of them, as proxies of the undersigned to vote at the Annual Meeting of Shareholders of the Corporation which the undersigned would be entitled to vote if then personally present on the following matters and such other matters as may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposal 1, Proposal 2, and Proposal 3.

     The undersigned hereby revokes all previous proxies for the Annual Meeting of Shareholders, hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement furnished therewith and hereby ratifies all that the said proxies may do by virtue hereof.


               (Continued, and to be signed and dated on the reverse side.)

                                   FIRST COMMONWEALTH FINANCIAL CORPORATION
                                   P.O. BOX 11003
                                   NEW YORK, NY  10203-0003

EXHIBIT B
CHANGE IN CONTROL AGREEMENT:  O'DELL

(The following was not part of the proxy statement but was referred to on page 25 of the statement)

                                     AGREEMENT FOR
                                  SEVERANCE PAYMENTS
                                   IN THE EVENT OF
                               TERMINATION OF EMPLOYMENT
                              UNDER CERTAIN CIRCUMSTANCES

       THIS AGREEMENT, by and between First Commonwealth Financial Corporation, a bank holding company organized and existing under the laws of the Commonwealth of Pennsylvania and with its principal place of business in Indiana, Pennsylvania (the
"Employer") and Joseph E. O'Dell of White Township, Indiana
County, Pennsylvania (the "Executive") made this _______________ day of _______________, 1995.

                                      WITNESSETH

       WHEREAS, the Executive is presently employed by the Employer as its President and Chief Executive Officer;

       WHEREAS, the Employer wishes to induce the Executive to continue as its President and Chief Executive Officer and, accordingly, to provide certain employment security to said Executive in the event of a "change in control" (as hereinafter defined);

       WHEREAS, the Employer believes that it is in the best interest of its shareholders for the Executive to continue in his position on an objective and impartial basis and without distraction or conflict of interest as a result of a possible, or actual "change in control" (as hereinafter defined); and

       WHEREAS, in consideration, inter alia, of this Agreement the Executive is willing to continue as the Employer's President and Chief Executive Officer;

       NOW THEREFORE, IN CONSIDERATION OF THE EXECUTIVE CONTINUING AS THE PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE EMPLOYER AND
OF THE MUTUAL PREMISES HEREIN CONTAINED, THE EXECUTIVE AND THE EMPLOYER, INTENDING TO BE LEGALLY BOUND, HEREBY AGREE AS FOLLOWS, TO WIT;
                                       ARTICLE I

                                      DEFINITIONS

       1. A "Change in Control" for the purpose of this Agreement, shall be deemed to have occurred if, at any time, any person or group of persons acting in concert (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations of the Securities and Exchange Commission promulgated thereunder) shall acquire legal or beneficial ownership interest, or voting rights, in twenty-five percent (25%) or more of the common voting stock of First Commonwealth Financial Corporation.

       2. A "Triggering Event" for the purpose of this Agreement shall be deemed to have occurred if, on or after the occurrence of a Change in Control, any of the following shall occur, viz:

(a) Within three (3) years from the date on which the Change In Control occurred, the Employer shall terminate the employment of the Executive, other than in the case of a Termination For Cause, as herein defined;
(b) Within three (3) years from the date on which the Change In Control occurred, the Employer shall reduce the Executive's title, responsibilities, power or authority in comparison with his title, responsibilities, power or authority at the time of the Change In Control;
(c) Within three (3) years from the date on which the Change In Control occurred, the Employer shall assign the Executive duties which are inconsistent with the duties assigned to the Executive on the date on which the Change In Control occurred and which duties the Employer persists in assigning to the Executive despite the prior written objection of the Executive;
(d) Within three (3) years from the date in which the Change In Control occurred, the Employer shall reduce the Executive's base compensation, his group health, life, disability or other insurance programs (including any such benefits provided to the Executive's family), his pension, retirement or profit-sharing benefits or any benefits provided by the Employer's Employee Stock
Ownership Plan, or any substitute therefor, or shall exclude him from any plan, program or arrangement in which the other executive officers of the Employer are included.

       3. A "Termination For Cause" for the purpose of this Agreement shall be deemed to have occurred, if, and only if, the Executive shall have committed a felony under the laws of the United States of America, or of any state or territory thereof, and shall have been convicted of the same, or shall have pled guilty or nolo contendere with respect to said charge, and the commission of said felony resulted in, or was intended to result in, a loss (monetary or otherwise) to the Employer or its clients, customers, directors, officers or employees.

                                      ARTICLE II

                                   SEVERANCE PAYMENT

       Upon the occurrence of a Triggering Event, the Employer shall pay to the Executive a severance benefit which shall be in addition to any other compensation or remuneration to which the Executive is, or shall become, entitled to receive from the Employer. Each severance payment shall be paid by the Employer to the Executive on the first day of each calendar month commencing on the first day of the month next following the month in which the Triggering Event occurred, and be payable to the Executive or his beneficiary ( as hereinafter provided) for thirty-five (35) consecutive months thereafter, so that a total of thirty-six (36) consecutive monthly payments shall be made.
The amount of each such payment shall be equal to one-twelfth
(1/12) of the Executive's annual base salary on the date of the Change In Control. In addition thereto, the Employer shall, at its expense, provide the Executive, and his family, with life, health, disability and accidental death and dismemberment insurance in an amount not less than that provided on the date on which the Change In Control occurred, for the period during which the monthly payments provided above are to be made.

                                      ARTICLE III

                           LIMITATION ON PAYMENT OF BENEFITS

       Notwithstanding anything to the contrary herein contained, in no event shall any amount of severance payments be paid to the extent that such amount constitutes "excess parachute payments" to a "disqualified individual," as such terms are defined by
Section 280G of the Internal Revenue Code of 1986, as amended (26 USC 280G) and the regulations of the Secretary of the Treasury or his delegate issued pursuant thereto.

                                      ARTICLE IV

                                   PAYMENTS ON DEATH

       If the Executive shall die after the occurrence of a Triggering Event, but prior to the payment of all of the monthly severance payments required by Article II hereof, then all remaining severance payments shall be paid to the beneficiary herein provided at the same time, and in the same amount, as would have been payable to the Executive (in accordance with Article II hereof) had he survived. For this purpose, the Executive's beneficiary shall mean the person or persons designated by the Executive in a notice to the Employer, provided, however than any such designation shall be revocable during the lifetime of the Executive, and in the event that the Executive shall have given more than one such notice during his lifetime, the beneficiary designated in the last such notice shall govern. If the Executive shall not have given such a notice prior to his death, the beneficiary shall be deemed to be the same person that the Executive designated with respect to his group life insurance program maintained by the Employer.

                                       ARTICLE V

                                 VOLUNTARY TERMINATION
                                     OF EMPLOYMENT

       If the Executive shall resign, or otherwise voluntarily terminate, his employment with the Employer within a one (1) year period commencing on the date that a Change In Control occurred, and on the date of such resignation, or other voluntary termination of employment, he has not yet attained the earliest normal retirement date under the provisions of the Employer's Employee Stock Ownership Plan, Profit-Sharing Plan, or other qualified pension or profit-sharing plan of the Employer, then the Employer shall pay to the Executive a severance benefit which shall commence on the first day of the month following the date of such resignation or other termination of employment and shall be payable thereafter for the same period, in the same amount and under the same conditions as if such payments are made following a Triggering Event in accordance with Article II hereof.

                                      ARTICLE VI

                                COMPETITIVE EMPLOYMENT

       If during the period that the Executive is receiving severance payments as herein provided, he shall become an officer, director, employee or consultant to a bank or bank holding company which provides (or whose subsidiaries or affiliates provide) trust, loan or retail banking facilities in the same county as such facilities are provided by any subsidiary or affiliate of the Employer, and which is in direct competition with the Employer, then the Employer may elect to notify the Executive by certified mail, return receipt requested, that it considers the employment of the Executive as competitive employment in accordance with this Article of this Agreement.
       The Executive may, within sixty (60) days of receipt of such notice from the Employer terminate such competitive employment and certify the same to the Employer by certified mail, return receipt requested. However, if he shall fail to so terminate his employment and certify the same to the Employer within sixty (60) days of receipt of the notice as herein provided, no subsequent severance payments shall be due or payable following such sixtieth day, notwithstanding any other provision of this Agreement. However, this provision shall in no event affect Executive's entitlement to receive all severance payments due prior to the sixtieth day after receipt by the Executive of such notice, nor shall it in any way require Executive not to engage in such competitive employment.

                                      ARTICLE VII

                                        SETOFF

       No amounts otherwise due or payable under this Agreement shall be subject to setoff or counterclaim by either party hereto.

                                     ARTICLE VIII

                                    ATTORNEY'S FEES

       All attorney's fees and related expenses incurred by Executive in connection with or relating to the enforcement by him of his rights under this Agreement shall be paid for by the Employer.

                                      ARTICLE IX

                                SUCCESSORS AND PARTIES
                                      IN INTEREST

       This Agreement shall be binding upon and shall inure to the benefit of the Employer and its successors and assigns, including, without limitation, any corporation which acquires, directly or indirectly, by purchase, merger, consolidation or otherwise, all or substantially all of the business or assets of the Employer. Without limitation of the foregoing, the Employer shall require any such successor, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that it is required to be performed by the Employer.
       This Agreement shall be binding upon and shall inure to the benefit of the Executive, his heirs at law and his personal representatives.

                                       ARTICLE X

                                      ATTACHMENT

       Neither this Agreement nor any benefits payable hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge or to execution, attachment, levy or similar process at law, whether voluntary or involuntary.

                                      ARTICLE XI

                                  EMPLOYMENT CONTRACT

       This Agreement shall not in any way constitute an employment agreement between the Employer and the Executive and it shall not oblige the Executive to continue in the employ of Employer, nor shall it oblige the Employer to continue to employ the Executive, but it shall merely require the Employer to pay severance benefits to the Executive under certain circumstances, as aforesaid.


                                      ARTICLE XII

                        RIGHTS UNDER OTHER PLANS AND AGREEMENTS

       The severance benefits herein provided shall be in addition to, and is not intended to reduce, restrict or eliminate any benefit to which the Executive may otherwise be entitled by virtue of his termination of employment or otherwise.

                                     ARTICLE XIII

                                        NOTICES

       All notices and other communications required to be given hereunder shall be in writing and shall be deemed to have been delivered or made when mailed, by certified mail, return receipt requested, if to the Executive, to the last address which the Executive shall provide to the Employer, in writing, for this purpose, but if the Executive has not then provided such an address, then to the last address of the Executive then on file with the Employer; and if to the Employer, then to the last address which the Employer shall provide to the Executive, in writing, for this purpose, but if the Employer has not then provided the Executive with such an address, then to:

                                  Corporate Secretary
                       First Commonwealth Financial Corporation
                                 Old Courthouse Square
                                 22 North Sixth Street
                             Indiana, Pennsylvania  15701

                                      ARTICLE XIV

                                   GOVERNING LAW AND
                                     JURISDICTION

       This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, except for the laws governing conflict of laws. In the event that either party shall institute suit or other legal proceeding, whether in law or equity, the Courts of the Commonwealth of Pennsylvania shall have exclusive jurisdiction with respect thereto.

                                      ARTICLE XV

                                   ENTIRE AGREEMENT

       This Agreement constitutes the entire understanding between the Employer and the Executive concerning the subject matter hereof and supersedes all prior written or oral agreements or understandings between the parties hereto. No term or provision of this Agreement may be changed, waived, amended or terminated except by a written instrument of equal formality to this Agreement.

       IN WITNESS WHEREOF, and as conclusive evidence of the adoption of this Agreement, the parties have hereunto set their hands and seals as of the date and your first above written.

         (Corporate Seal)                   FIRST COMMONWEALTH
                                            FINANCIAL CORPORATION




Attest:


___________________________       By_____________________________
Corporate Secretary                 Chairman of the Board
                                    of Directors



___________________________      ________________________________
Witness                          JOSEPH E. O'DELL